Financial Statements


                                       of


                          MCPHERSON HOUSING ASSOCIATES
                               LIMITED PARTNERSHIP



                                DECEMBER 31, 2002

                          MCPHERSON HOUSING ASSOCIATES
                               LIMITED PARTNERSHIP


                                DECEMBER 31, 2002


                                Table of Contents



                                                                         Page

          Independent Accountant's Report                                   1


          Balance Sheet                                                   2-3

          Statement of Operations                                           4

          Statement of Changes in Partners' Capital                         5

          Statement of Cash Flows                                           6

          Notes to Financial Statements                                   7-9

                                 THOMAS HANKINS
                           CERTIFIED PUBLIC ACCOUNTANT
                        2917 Old Greenwood Road, Suite 7
                              Fort Smith, AR 72903


Phone: (479) 646-6730                                       Fax:  (479) 646-2659





                         Independent Accountant's Report


Partners
McPherson Housing Associates
Limited Partnership


I have audited the accompanying balance sheet of MCPHERSON HOUSING ASSOCIATES LIMITED PARTNERSHIP as of December 31, 2002, and the related statement of operations, changes in partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MCPHERSON HOUSING ASSOCIATES LIMITED PARTNERSHIP as of December 31, 2002, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.





February 17, 2003
Fort Smith, Arkansas

                          MCPHERSON HOUSING ASSOCIATES
                               LIMITED PARTNERSHIP

                                  BALANCE SHEET

                                DECEMBER 31, 2002










                                     ASSETS
                                     ------

        CURRENT ASSETS
            Cash                                                                                                $             884
            Accounts Receivable
                Security deposit                                                                                            3,824
                Other                                                                                                     250,435
            Prepaid expenses                                                                                                4,056
                                                                                                                  ----------------
                TOTAL CURRENT ASSETS                                                                                      259,199
                                                                                                                  ----------------

        RESTRICTED DEPOSITS
            Tenant security deposit fund                                                                                    6,450
                                                                                                                  ----------------

        PROPERTY, At Cost
            Land                                                                                                          200,000
            Buildings                                                                                                   3,086,326
            Furniture and equipment                                                                                       172,695
            Improvements                                                                                                  471,768
                                                                                                                  ----------------
                                                                                                                        3,930,789
            Less:  accumulated depreciation                                                                                83,503
                                                                                                                  ----------------
                                                                                                                        3,847,286
                                                                                                                  ----------------

                                                                                                                $       4,112,935
                                                                                                                  ================

                        See Notes to Financial Statements
                                       -2-



                        LIABILITIES AND PARTNERS' CAPITAL
                        ---------------------------------


        CURRENT LIABILITIES
            Accrued expenses                                                                                    $              62
            Construction loan                                                                                           2,156,780
            Due to ERC Companies                                                                                          393,144
                                                                                                                  ----------------
                TOTAL CURRENT LIABILITIES                                                                               2,549,986
                                                                                                                  ----------------

        RESTRICTED DEPOSITS
            Security deposits                                                                                              10,274
                                                                                                                  ----------------

        PARTNERS' CAPITAL                                                                                               1,552,675
                                                                                                                  ----------------





                                                                                                                $       4,112,935
                                                                                                                  ================

                          MCPHERSON HOUSING ASSOCIATES
                               LIMITED PARTNERSHIP

                             STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 2002


        INCOME
            Rental                                                                                              $         198,988
                                                                                                                  ----------------

        OPERATING EXPENSES
            Advertising                                                                                                    33,879
            Depreciation                                                                                                   83,503
            Employee benefits                                                                                               3,426
            Insurance                                                                                                       6,052
            Office expense                                                                                                 18,457
            Other expense                                                                                                  14,393
            Payroll tax                                                                                                     3,624
            Professional fees                                                                                              15,558
            Property management                                                                                            14,835
            Real estate tax                                                                                                   381
            Repairs and maintenance                                                                                        40,653
            Salaries                                                                                                       38,108
            Telephone                                                                                                       4,880
            Training                                                                                                          737
            Utilities                                                                                                      16,796
                                                                                                                  ----------------
                                                                                                                          295,282
                                                                                                                  ----------------

        LOSS FROM OPERATIONS                                                                                              (96,294)
                                                                                                                  ----------------

        OTHER INCOME (EXPENSE)
            Interest expense                                                                                              (53,463)
            Other income                                                                                                    7,332
                                                                                                                  ----------------
                                                                                                                          (46,131)
                                                                                                                  ----------------

        NET LOSS                                                                                                $        (142,425)
                                                                                                                  ================


                       See Notes to Financial Statements

                          MCPHERSON HOUSING ASSOCIATES
                               LIMITED PARTNERSHIP

                    STATEMENT OF CHANGES IN PARTNERS' CAPITAL

                          YEAR ENDED DECEMBER 31, 2002



                                                             GENERAL          LIMITED
                                                             PARTNER         PARTNERS          TOTAL
                                                           -------------   --------------   -------------
       BALANCE,
           JANUARY 1, 2002                              $             0 $              0 $             0

       CAPITAL CONTRIBUTIONS                                        100        1,695,000       1,695,100

       NET LOSS FOR YEAR ENDING
           DECEMBER 31, 2002                                        (14)        (142,411)       (142,425)
                                                           -------------   --------------   -------------
       BALANCE,
           DECEMBER 31, 2002                            $            86 $      1,552,589 $     1,552,675
                                                           =============   ==============   =============







                        See Notes to Financial Statements
                                       -5-

                          MCPHERSON HOUSING ASSOCIATES
                               LIMITED PARTNERSHIP

                             STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 2002


    CASH FLOWS FROM OPERATING ACTIVITIES
        Net loss                                                                                                $        (142,425)
        Items not requiring cash:
            Depreciation                                                                                                   83,503
        Changes in:
            Accounts receivable - security deposit                                                                         (3,824)
            Accounts receivable - other                                                                                  (250,435)
            Prepaid expenses                                                                                               (4,056)
            Tenant security deposit fund                                                                                   (6,450)
            Accrued expenses                                                                                                   62
            Due to general partner                                                                                        393,144
            Restricted deposits held                                                                                       10,274
                                                                                                                  ----------------
                NET CASH PROVIDED BY OPERATING ACTIVITES                                                                   79,793
                                                                                                                  ----------------

        CASH FLOWS FROM INVESTING ACTIVITIES
            Purchase of property and equipment                                                                         (3,930,789)
                                                                                                                  ----------------
                NET CASH USED FOR INVESTING ACTIVITIES                                                                 (3,930,789)
                                                                                                                  ----------------

        CASH FLOWS FROM FINANCING ACTIVITIES
            Construction loan                                                                                           2,156,780
            Capital contributions                                                                                       1,695,100
                                                                                                                  ----------------
                NET CASH PROVIDED BY FINANCING ACTIVITIES                                                               3,851,880
                                                                                                                  ----------------

        NET INCREASE IN CASH                                                                                                  884

        CASH AT BEGINNING OF PERIOD                                                                                             0
                                                                                                                  ----------------

        CASH AT END OF PERIOD                                                                                   $             884
                                                                                                                  ================





                       See Notes to Financial Statements

                          MCPHERSON HOUSING ASSOCIATES
                               LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2002

         NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ---------------------------------------------------

         Nature of Operations
         --------------------

         McPherson Housing Associates Limited Partnership is a Kansas limited partnership which was organized in 2000 as a limited partnership to develop, construct, own, maintain and operate a 72 unit apartment development for persons of low and moderate income. The rental units are located in the City of McPherson, Kansas The Partnership has one general partner and two limited partners.

         Operating profits and losses and tax credits are allocated 99.99% to the limited partners and .01% to the general partner. Profit or loss and cash distributions from sales of property will be allocated as formulated in the partnership agreement.

         Property
         --------

         Property is recorded at cost which includes a fee paid to the project's developer who is also the general partner and is depreciated over the estimated useful life of 5 to 40 years. Annual depreciation is computed primarily using the straight-line method.

         Use of Estimates
         ----------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Income Taxes
         ------------

         No provision for income taxes has been made in these financial statements, as income taxes are a liability of the partners rather than of the Partnership.

         NOTE B - CONSTRUCTION LOAN

        Construction loan consists of the following:

            Construction  loan  payable to Fidelity  Bank,  bearing  interest at
            Prime  Rate  less  fifty  (50)  basis  points,  secured  by land and
            buildings, convertible into term loan at a later date                $       2,156,780
                                                                                ===================

                          MCPHERSON HOUSING ASSOCIATES
                               LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2002

   NOTE D - RELATED PARTY TRANSACTIONS

   The Partnership's general partner is ERC Partners of Kansas, LLC. ERC Properties, Inc. is the sole member of ERC Properties of Kansas, LLC. ERC Properties, Inc., ERC Development Group, LLC, ERC Construction Group, LLC, and ERC Management Group, LLC, hereinafter referred to as "ERC Companies" are controlled through common ownership and provide general contracting and other services and functions to the Partnership.

   Management Fees
   ---------------

   The Partnership paid ERC Companies $59,110 in 2002 for reimbursements and services rendered in connection with the leasing and operation of the project.

   Development Fee
   ---------------

   The Partnership incurred a development fee of $331,144, payable to ERC Companies for services rendered to the partnership for overseeing the construction of the project. The development fee has been capitalized into the basis of the building and is included in the account "due to ERC Companies" on the balance sheet.

   NOTE E - OTHER INFORMATION

   Security Deposit Fund
   ---------------------

   Security deposits collected from tenants are held in a separate bank account. The status of the account at December 31 is:

                Tenant security deposit fund                  $           6,450
                Accounts receivable - security deposit                    3,824
                Tenant security deposit liability                       (10,274)
                                                                ----------------

                Excess                                        $               0
                                                                ================

   Interest Cost
   -------------

   The Partnership capitalized interest cost as a component of the cost of construction in progress. The following is a summary of interest cost incurred:

                Interest cost capitalized                     $          27,666
                Interest cost expensed                                   53,463
                                                                ----------------


                Total interest cost incurred                  $          81,129
                                                                ================

                          MCPHERSON HOUSING ASSOCIATES
                               LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2002

     NOTE E - OTHER INFORMATION (CONTINUED)

     Reserve for Replacement Fund
     ----------------------------

     Under the provisions of the Amended and Restated Agreement of Limited Partnership dated February 20, 2000, the general partner agreed to guaranty $14,400 annually through a monthly transfer of $1,200 to an Operating and Maintenance Escrow. As of December 31, 2002 no transfers had been made to the Operating and Maintenance Escrow.


     NOTE F - ADDITIONAL CASH FLOW INFORMATION

     Additional Cash Payment Information
     -----------------------------------

     Interest paid                                             $          53,463
                                                                ================